EXHIBIT 99.1

World Omni Auto Receivables Trust 2005-A

Annual Servicer Certificate

For the Period January 13, 2005 through December 31, 2005

Aggregate Note Amount	Aggregate Note Amount

Original Note Balance	800,000,000.00
Principal distributable amount	260,235,860.40

Note Balance @ 12/31/05	539,764,139.60

Note Amount	Class A-1 Note Amount

Original	168,000,000.00
Principal distributable amount	168,000,000.00

Note Balance @ 12/31/05	0.00

Note Amount	Class A-2 Note Amount

Original	190,000,000.00
Principal distributable amount	87,492,807.93
Note Balance @ 12/31/05	102,507,192.07

Note Amount	Class A-3 Note Amount

Original	252,000,000.00
Principal distributable amount	—
Note Balance @ 12/31/05	252,000,000.00

Note Amount	Class A-4 Note Amount

Original	157,675,000.00
Principal distributable amount	—
Note Balance @ 12/31/05	157,675,000.00

Note Amount	Class B Note Amount

Original	32,325,000.00
Principal distributable amount	4,743,052.47

Note Balance @ 12/31/05	27,581,947.53

Distributable Amounts	Total

Interest Distributable Amount	22,340,492.94
Principal Distributable Amount	260,235,860.40

Total	282,576,353.34

Distributable Amounts	Class A-1

Interest Distributable Amount	1,509,026.05
Principal Distributable Amount	168,000,000.00

Total	169,509,026.05

Distributable Amounts	Class A-2

Interest Distributable Amount	5,450,482.25
Principal Distributable Amount	87,492,807.93

Total	92,943,290.18

Distributable Amounts	Class A-3

Interest Distributable Amount	8,499,540.00
Principal Distributable Amount	0.00

Total	8,499,540.00

Distributable Amounts	Class A-4

Interest Distributable Amount	5,738,756.78
Principal Distributable Amount	0.00

Total	5,738,756.78

Distributable Amounts	Class B

Interest Distributable Amount	1,142,687.86
Principal Distributable Amount	4,743,052.47

Total	5,885,740.33

Note Factors	Series A-1	Series A-2
12/31/2005	0.0000000%	53.9511537%

Note Factors	Series A-3	Series A-4
12/31/2005	100.0000000%	100.0000000%

Note Factors	Series B
12/31/2005	85.3269839%

Pool Data	$	#
Original Pool Balance (includes Pre-Funding Account deposit amount)	808,080,808.08	33,047
Pre-Funding Contracts added 3/29/05	202,867,922.66	10,428
Pool Balance at 1/12/05	808,080,808.08	33,047
Principal Payments	245,397,407.42	6,794
Defaulted Receivables	6,225,524.78	356
Pool Balance at 12/31/05	556,457,875.88	36,325
Overcollateralization Target Amount	16,693,736.28
Recoveries	3,411,347.80

Weighted Average APR	6.71%
Weighted Average Remaining Term	48.64

Aggregate Net Losses	2,814,176.98
Average Net Loss Ratio	0.380%

Noteholders' First Priority Principal Distributable Amount	0.00

Noteholders' Second Priority Principal Distributable Amount	70,035,476.08

Account Balances	Advance	Reserve Fund

Balance as of 1/12/05*	0.00	12,975,317.54
Transfer from Pre-Funding 3/29/05		1,014,339.61
Balance as of 12/31/05	103,692.44	9,898,868.19
Change	103,692.44	(4,090,788.96)
Reserve Fund Requirement		9,547,666.30
Interest Income		336,118.48
Reserve Fund Supplemental Requirement/(Excess)		(4,441,990.85)

		Pre-Funding
Balance as of 1/12/05*		202,869,424.36
Balance as of 12/31/05		—
Change		(202,869,424.36)

	Maximum Carry	Negative Carry
Balance as of 1/12/05*	1,339,489.98	1,339,489.98
Balance as of 12/31/05	—	—
Change	(1,339,489.98)	(1,339,489.98)
Excess to be Distributed	888,911.67

Distribution per $1,000	Total

Distribution Amount	353.2204417

Interest Distribution Amount	27.9256162
Interest Carryover Shortfall	0.0000000

Principal Distribution Amount	325.2948255

Distribution per $1,000	Class A-1

Distribution Amount	1,008.9822979

Interest Distribution Amount	8.9822979
Interest Carryover Shortfall	0.0000000

Principal Distribution Amount	1,000.0000000

Distribution per $1,000	Class A-2

Distribution Amount	489.1752115

Interest Distribution Amount	28.6867487
Interest Carryover Shortfall	0.0000000

Principal Distribution Amount	460.4884628

Distribution per $1,000	Class A-3

Distribution Amount	33.7283333

Interest Distribution Amount	33.7283333
Interest Carryover Shortfall	0.0000000

Principal Distribution Amount	0.0000000

Distribution per $1,000	Class A-4

Distribution Amount	36.3961109

Interest Distribution Amount	36.3961109
Interest Carryover Shortfall	0.0000000

Principal Distribution Amount	0.0000000

Distribution per $1,000	Class B

Distribution Amount	182.0801340

Interest Distribution Amount	35.3499725
Interest Carryover Shortfall	0.0000000

Principal Distribution Amount	146.7301615

Servicing Fee	Total

Amount of Servicing Fee Paid	6,252,106.84
Total Unpaid	0.00

Delinquent Receivables	#	$

Past Due 31-60 days	433	6,250,161.49
Past Due 61-90 days	95	1,394,062.80
Past Due 91 + days	38	608,455.80

Total	566	8,252,680.09

*	Balances funded as of closing date 2/1/2005.